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Exhibit 99.1

FOR RELEASE: CONTACT:	New Hartford, NY, May 9, 2018 Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES 2018 FIRST QUARTER RESULTS

New Hartford, NY- May 9, 2018 -- PAR Technology Corporation (NYSE: PAR) today announced its results of continuing operations for its first quarter ended March 31, 2018.

Summary of Fiscal 2018 First Quarter Financial Results

•	Revenues were reported at $55.7 million in the first quarter of 2018, compared to $65.9 million in the same period in 2017, a 15.5% decrease.

•
GAAP net income in the first quarter of 2018 was $0.1 million, or $0.00 per diluted share, a decrease from the GAAP net income of $1.3 million, or $0.08 earnings per diluted share reported in the same period in 2017.

•
Non-GAAP net income in the first quarter of 2018 was $0.6 million, or $0.04 per diluted share, compared to non-GAAP net income of $2.2 million, or $0.14 earnings per diluted share, in the same period in 2017.

A reconciliation and description of non-GAAP financial measures to their comparable GAAP financial measures are included in the tables at the end of this press release.

“PAR’s year over year quarterly revenue and profit decreases are attributed to the lapping of a large hardware project for a specific Tier 1 customer in the first quarter of 2017, which was completed in the first half of last year,” commented Dr. Donald H. Foley, PAR Technology Corporation’s President & CEO.  “I note that on a sequential quarterly basis PAR’s income before provision for income taxes increased $1.8 million from a loss of $1.7 million to a gain of $0.1 million. More importantly, PAR’s Restaurant & Retail segment continues to capture significant market share in the cloud-based Point of Sales marketplace.  To that end, Brink bookings in the quarter numbered 940 new sites and nearly doubled from the same period last year.  PAR continues to make improvements in both our technology platforms and software products.  I am also pleased to report PAR’s Government segment revenues grew nearly 13% in the quarter compared to last year and has returned to a positive revenue trajectory.”

Conference Call.

There will be a conference call at 4:30 p.m. (Eastern) on May 9, 2018, during which the Company’s management will discuss the financial results for the first quarter ended March 31, 2018.  To participate in the call, please call 844-419-5412, approximately 10 minutes in advance.  No passcode is required to participate in the live call or to listen to the replay version.  Individual & Institutional Investors will have the opportunity to listen to the conference call/event over the internet by visiting the Company’s website at www.partech.com.  Alternatively, listeners may access an archived version of the presentation call after 7:30 p.m. on May 9, 2018 through May 16, 2018 by dialing 855-859-2056 and using conference ID 4590619.

About PAR Technology Corporation.

PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol “PAR”. PAR’s Restaurant / Retail segment has been a leading provider of restaurant and retail technology for more than 35 years. PAR offers management technology solutions for the full spectrum of restaurant operations, from large chain and independent table service restaurants to international quick service chains. Products from PAR also can be found in retailers, cinemas, cruise lines, stadiums, and food service companies. PAR’s Government segment is a leader in providing computer-based system design, engineering and technical services to the Department of Defense and various federal agencies. For more information visit http://www.partech.com  or connect with us on  Facebook and Twitter .

Forward-Looking Statements.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements appear throughout this press release, including express or implied forward-looking statements relating to our expectations regarding anticipated financial performance, customer and product opportunities, and assumptions as to future events. Forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those contemplated in these statements. Factors that could cause actual results to differ materially, include: delays in new product development and/or product introduction; changes in customer base and product and service demands, including changes in product or service demands by the two customers from whom a significant portion of our revenue is derived; risks associated with the internal investigation into conduct at our China and Singapore offices, including possible sanctions and fines that may be imposed by the Department of Justice or Securities and Exchange Commission (“SEC”); and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

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PAR TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(Unaudited)

Assets	March 31, 2018	December 31, 2017
Current assets:
Cash and cash equivalents	$5,762	$6,600
Accounts receivable-net	35,911	30,077
Inventories-net	22,394	21,746
Other current assets	5,311	4,209
Total current assets	69,378	62,632
Property, plant and equipment – net	11,015	10,755
Deferred income taxes	13,887	13,809
Goodwill	11,051	11,051
Intangible assets – net	12,418	12,070
Other assets	4,391	4,307
Total Assets	$122,140	$114,624
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$199	$195
Borrowings of line of credit	3,950	950
Accounts payable	17,537	14,332
Accrued salaries and benefits	5,396	6,275
Accrued expenses	3,784	3,926
Customer deposits and deferred service revenue	11,275	10,241
Total current liabilities	42,141	35,919
Long-term debt	133	185
Deferred revenue	3,649	2,668
Other long-term liabilities	6,559	6,866
Total liabilities	52,482	45,638
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized	—	—
Common stock, $.02 par value, 29,000,000 shares authorized; 17,686,224 and 17,677,161 shares issued, 15,978,115 and 15,969,052 outstanding at March 31, 2018 and December 31, 2017, respectively	354	354
Capital in excess of par value	48,530	48,349
Retained earnings	29,617	29,549
Accumulated other comprehensive loss	(3,007)	(3,430)
Treasury stock, at cost, 1,708,109 shares	(5,836)	(5,836)
Total shareholders’ equity	69,658	68,986
Total Liabilities and Shareholders’ Equity	$122,140	$114,624

PAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Net revenues:
Product	$26,324	$37,206
Service	13,196	14,343
Contract	16,141	14,316
	55,661	65,865
Costs of sales:
Product	19,440	27,572
Service	9,547	10,474
Contract	14,827	12,747
	43,814	50,793
Gross margin	11,847	15,072
Operating expenses:
Selling, general and administrative	8,600	9,610
Research and development	2,868	2,980
Amortization of identifiable intangible assets	241	241
	11,709	12,831
Operating income from continuing operations	138	2,241
Other income / (expense), net	49	(248)
Interest expense, net	(41)	(32)
Income from continuing operations before provision for income taxes	146	1,961
Provision for income taxes	(78)	(697)
Income from continuing operations	68	1,264
Discontinued operations
Income from discontinued operations (net of tax)	—	183
Net income	$68	$1,447
Basic Earnings per Share:
Income from continuing operations	0.00	0.08
Income from discontinued operations	0.00	0.01
Net income	$ 0.00	$0.09
Diluted Earnings per Share:
Income from continuing operations	0.00	0.08
Income from discontinued operations	0.00	0.01
Net income	$ 0.00	$0.09
Weighted average shares outstanding
Basic	15,948	15,781
Diluted	16,286	15,978

PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share and per share data)
(Unaudited)

	For the three months ended March 31, 2018			For the three months ended March 31, 2017
	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)
Net revenues	$55,661	$—	$55,661	$65,865	$—	$65,865
Costs of sales	43,814	—	43,814	50,793	—	50,793
Gross margin	11,847	—	11,847	15,072	—	15,072
Operating Expenses:
Selling, general and administrative	8,600	478	8,122	9,610	1,184	8,426
Research and development	2,868	—	2,868	2,980	—	2,980
Acquisition amortization	241	241	—	241	241	—
Total operating expenses	11,709	719	10,990	12,831	1,425	11,406
Operating income from continuing operations	138	719	857	2,241	1,425	3,666
Other income (expense), net	49	—	49	(248)	—	(248)
Interest expense, net	(41)	—	(41)	(32)	—	(32)
Income from continuing operations before provision for income taxes	146	719	865	1,961	1,425	3,386
Provision for income taxes	(78)	(173)	(251)	(697)	(527)	(1,224)
Income from continuing operations	68	546	614	1,264	898	2,162
Income from discontinued operations, (net of tax)	—	—	—	183	—	183
Net income	68		614	1,447		2,345
Income per diluted share from continuing operations	0.00		0.04	0.08		0.14
Income per diluted share from discontinuing operations	0.00		0.00	0.01		0.01
Income per diluted share	$0.00		$0.04	$0.09		$0.15

The Company reports its financial results in accordance with GAAP.  However, non-GAAP adjusted financial measures, as defined in the reconciliation table above, are provided because management uses these non-GAAP measures in evaluating the results of the Company's continuing operations and believes this information provides investors supplemental insight into underlying business trends and operating results. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, these non-GAAP measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP.

The Company's results of operations are impacted by certain non-recurring charges, including equity based compensation, acquisition related expenditures, and other non-recurring charges that may not be indicative of the Company’s financial performance. Management believes that adjusting its operating expenses, operating income, net earnings and diluted earnings per share to remove non-recurring charges provides a useful perspective with respect to our operating results and provides supplemental information to both management and investors by removing items that are difficult to predict and are often unanticipated.  PAR believes the adjustments provide a useful comparison.

During the first quarter of 2018, the Company recorded $297,000 of expenses related to the Company’s previously disclosed internal investigation into conduct at its China and Singapore offices. Additionally, $181,000 of equity based compensation charges were recorded during the first quarter of 2018. The Company recognized amortization of acquired intangible assets of $241,000 related to the Company’s 2014 acquisition of Brink Software, Inc. The provision for income tax line above is increased by 24%, or $173,000, reflective of the tax impact from the non-GAAP adjustments.

During the first quarter of 2017, the Company recorded charges within selling, general and administrative of $962,000 related to the Company’s internal investigation into conduct at its China and Singapore offices. In addition, $177,000 of equity based compensation charges, $21,000 of investigation costs related to the Company’s former chief financial officer’s unauthorized transfers of Company funds, and $24,000 of expenses related to the implementation of the Company’s ERP system, were recorded during the first quarter of 2017. Lastly, the Company recognized amortization of acquired intangible assets of $241,000 related to the Company’s 2014 acquisition of Brink Software, Inc. The provision for income tax line above is increased by 37%, or $527,000, reflective of the tax impact from the non-GAAP adjustments.